POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of R. Scott Roswell, Michael Branstetter, Charles D. Maguire, Jr. and Jennifer A. D'Alessandro, signing singly, the undersigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of General Moly, Inc. (the "Company"), the Form ID or Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desiarable to copmlete and execute any such Form ID and Form 3, 4 and 5 and timely file such form with the United States Securities and Exchange Commission, any stock exchange or similar authoridy, and the National Association of Securities Dealers; and

     (3) take any other action of any type whatsever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best intersts of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditiosn as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitutes or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the forgoing attorneys-in-fact, in serving such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID or Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the forgoing attorneys--i--fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27 day of December, 2019.

                                        /s/ Siong Tek Lee

                                        Terry Lee